Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
US Airways Group, Inc.:
We consent to the incorporation by reference in Registration Statement Nos. 333-129896, 333-129899 and 333-130063 on Form S-3 of US Airways Group, Inc. and to the incorporation by reference in the Registration Statement No. 333-128766 on Form S-8 of US Airways Group, Inc. of our reports dated March 14, 2006, with respect to the consolidated balance sheets of US Airways Group, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, cash flows and stockholders’ equity and comprehensive income for each of the years in the three-year period ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005, Annual Report on Form 10-K of US Airways Group, Inc.
As discussed in Note 4 to the consolidated financial statements, the Company changed its method of accounting for major scheduled airframe, engine and certain component overhaul costs from the deferral method to the direct expense method in 2005.
/s/ KPMG LLP
Phoenix, Arizona
March 14, 2006

Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholder
America West Airlines, Inc.:
We consent to the incorporation by reference in Registration Statement Nos. 333-129896, 333-129899 and 333-130063 on Form S-3 of US Airways Group, Inc. and to the incorporation by reference in the Registration Statement No. 333-128766 on Form S-8 of US Airways Group, Inc. of our report dated March 14, 2006, with respect to the consolidated balance sheets of America West Airlines, Inc. and subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of operations, cash flows and stockholder’s equity (deficiency) and comprehensive income for each of the years in the three-year period ended December 31, 2005, which report appears in the December 31, 2005, Annual Report on Form 10-K of US Airways Group, Inc.
As discussed in Note 3 to the consolidated financial statements, the Company changed its method of accounting for major scheduled airframe, engine and certain component overhaul costs from the deferral method to the direct expense method in 2005.
/s/ KPMG LLP
Phoenix, Arizona
March 14, 2006

Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholder
US Airways, Inc.:
We consent to the incorporation by reference in the registration statement no. 333-47348 on Form S-3 and 333-74734 on Form S-4 of US Airways, Inc. of our reports dated March 14, 2006, relating to the balance sheets of US Airways, Inc. (“US Airways”) as of December 31, 2005 for the Successor Company and December 31, 2004 for the Predecessor Company, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the three months ended December 31, 2005 for the Successor Company, the nine months ended September 30, 2005, the year ended December 31, 2004, and the nine months ended December 31, 2003 for the Predecessor Company, and the three months ended March 31, 2003 for the prior Predecessor Company, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 Annual Report on Form 10-K of US Airways.
Our report dated March 14, 2006 also includes an explanatory paragraph that, as discussed in Notes 1 and 2(b) to the financial statements, on September 16, 2005, the Bankruptcy Court confirmed the Company’s Plan of Reorganization (the Plan), related to its second Chapter 11 bankruptcy proceeding. The Plan became effective on September 27, 2005 and US Airways and its parent Company, US Airways Group, Inc. (US Airways Group), emerged from the second Chapter 11 bankruptcy proceeding. On March 31, 2003 US Airways and US Airways Group emerged from the first bankruptcy proceeding. In connection with its emergence from the second and first Chapter 11 bankruptcy proceedings, US Airways adopted fresh-start reporting pursuant to Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” as of September 27, 2005 and March 31, 2003. In addition, as discussed in Note 1, on September 27, 2005, upon emergence from the second bankruptcy, US Airways Group merged with America West Holdings Corporation (America West Holdings). Effective with the merger, US Airways conformed its policies with those of America West Holdings, including the application of the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”. As a result, the financial statements of the Successor Company are presented on a different basis than those of the Predecessor Companies and, therefore, are not comparable in all respects. As discussed in Notes 2(m) and 14 to the financial statements, effective April 1, 2003, after emerging from the first bankruptcy, US Airways changed its method of accounting for stock-based compensation as described by Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure”.
/s/ KPMG LLP
McLean, VA
March 14, 2006